Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Schmitt Industries, Inc. of our report dated August 31, 2021, relating to the consolidated financial statements of Schmitt Industries, Inc., which report appears in the Annual Report on Form 10-K of Schmitt Industries, Inc. for the year ended May 31, 2021. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ UHY LLP

Melville, NY

May 2, 2022